EXHIBIT 99.2


                      MONROE BANCORP DIVIDEND REINVESTMENT
                         AND COMMON STOCK PURCHASE PLAN
                               AUTHORIZATION FORM
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Please print or type all information except signatures. Questions? Call toll-free at 1-800-368-5948 from 8:00 a.m. to 7:00 p.m. Eastern Time, Monday through Friday. Mail your completed Enrollment Card in the courtesy envelope provided to the address set forth below. If stock certificates are enclosed, please return by registered mail to:

REGISTRAR AND TRANSFER COMPANY
Dividend Reinvestment Department
P.O. Box 664, Cranford, New Jersey 07016
Please sign the authorization located on the reverse side of this form and complete the information below.


Name(s):
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Address:
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City/State/Zip:
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Social Security Number:
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Daytime Phone Number:
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I hereby appoint Registrar and Transfer Company (the "Plan Administrator"), or
its successor as appointed by Monroe Bancorp, as my agent, subject to the terms and conditions of the Monroe Bancorp Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") as set forth in the accompanying prospectus, receipt of which is hereby acknowledged. I authorize the Plan Administrator, as such agent, to apply my dividends and distributions as selected below and such cash deposits as it may receive from me toward the purchase of full and fractional shares of Monroe Bancorp common stock. I understand that I may make optional cash payments of not less than $25 per payment nor totaling more than $1,000 per calendar month.

REINVESTMENT OF DIVIDENDS

         Please enroll me in the Monroe Bancorp Dividend Reinvestment and Common Stock Purchase Plan as indicated below:

         Check one only:

         [ ] Dividend Reinvestment On All Shares - I wish to apply dividends on all shares of Monroe Bancorp common stock registered in my name and any optional cash payments to the purchase of additional shares of Monroe Bancorp common stock.

         [ ]      Partial Dividend Reinvestment - I wish to apply dividends on
                  __________ shares of Monroe Bancorp common stock registered in my name and any optional cash payments to the purchase of additional shares of Monroe Bancorp common stock.

I acknowledge receipt of Monroe Bancorp's Dividend Reinvestment and Common Stock Purchase Plan Prospectus and agree to the terms and conditions of the Plan as stated therein.

Social Security or Tax Identification Number:
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Signature(s) - All persons whose names appear in the accompanying address label should sign exactly as shown.

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Signature                 Date        Signature                        Date

OPTIONAL CASH PAYMENTS

         I have (check one) [ ] previously enrolled in the Monroe Bancorp Dividend Reinvestment and Common Stock Purchase Plan or [ ] am enrolling in the Monroe Bancorp Dividend Reinvestment and Common Stock Purchase Plan by executing the Authorization as provided hereinabove, and I enclose an optional cash payment of $_____________________ (minimum of $25.00; maximum of $1,000.00 per month).

Signature(s) - All persons whose names appear in the accompanying address label should sign exactly as shown.

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Signature                 Date        Signature                        Date

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